Exhibit 10.11f

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

ADDENDUM SIX

TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

This ADDENDUM SIX TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Addendum Six”) is dated effective as of October 7, 2025, and is entered into between GK Financing, LLC, a California limited liability company (“GKF”), and OSF Healthcare System, an Illinois not for profit corporation, owner and operator of St. Francis Medical Center (“Medical Center”), with reference to the following recitals:

Recitals:

WHEREAS, on February 18, 2000, GKF and Medical Center executed a Lease Agreement for a Gamma Knife Unit, as amended by (i) a certain Addendum to Lease Agreement for a Gamma Knife Unit (incorrectly referenced therein as Addendum Two to Lease Agreement) dated effective as of April 13, 2007 (“Addendum One”); and (ii) a certain Addendum Two to Lease Agreement for a Gamma Knife Unit dated effective as of October 31, 2012 (“Addendum Two”), and (iii) a certain Addendum Three to Lease for a Gamma Knife Unit dated effective as of June 7, 2016 (“Addendum Three”), Addendum Four to Lease Agreement for a Gamma Knife Unit dated effective as of February 6, 2020 (“Addendum Four”), and Addendum Five to Lease Agreement for a Gamma Knife Unit dated effective as of April 28, 2021 (“Addendum Five”) (such Lease Agreement, as amended by Addendum One, Addendum Two, Addendum Three, Addendum Four, and Addendum Five is referred to herein as the “Lease”); and

WHEREAS, the parties desire to further amend the terms and provisions of the Lease as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement:

1.	Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.

Lease Term. In consideration of GKF’s agreement to upgrade the Perfexion to an Elekta Esprit as noted in Exhibit “A” , the Lease Term shall be for a period of ten (10) years following the date of the performance of the first clinical Esprit Procedure (“First Procedure Start Date”).

3.

User License.   Medical Center shall apply for and obtain in a timely manner a User License from the Nuclear Regulatory Commission and, if necessary, from the applicable state agency authorizing it to install and operate the Esprit and to take possession of and maintain the Cobalt supply required in connection with the use of the Esprit during the term of this Agreement. Medical Center also shall apply for and obtain in a timely manner all other licenses, permits, approvals, consents and authorizations which may be required by state or local governmental or other regulatory agencies for the development, construction and preparation of the Site, the charging of the Equipment with its Cobalt supply, the conduct of acceptance tests with respect to the Equipment, and the use of the Equipment during the Term. Upon request, Medical Center shall provide GKF with true and correct copies of any and all such licenses, permits, approvals, consents and authorizations.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

4.

New LGK Agreement. Concurrently with the execution of this Addendum Six, Medical Center shall enter into a new LGK Agreement with Elekta, Inc., a Georgia corporation (“Elekta”), which shall supersede and replace the previous LGK Agreement attached to the Lease (such new LGK Agreement shall hereinafter be referred to as the “LGK Agreement”, and shall be deemed attached as Exhibit A to the Lease). Medical Center shall operate and maintain a fully functional radiation therapy department at the Site which shall include the Esprit. Use of the Esprit shall be made available to all neurosurgeons and radiation oncologists with Medical Center privileges.

5.	Delivery of Equipment; Site:

5.1 GKF shall coordinate with Elekta and Medical Center to have the Perfexion de-installed and the Esprit delivered to Medical Center at: 530 NE Glen Oak Avenue Peoria, IL 61637 (the “Site”) on a delivery date agreed upon by GKF, Medical Center and Elekta. The delivery date subject to attainment of all regulatory approval is estimated to occur on or around June 1, 2026. GKF makes no representations or warranties concerning delivery of the Equipment to the Site or the actual date thereof.

5.2 The location of the Site shall be the current Perfexion suite.

6.	Site Preparation and Installation of Equipment.

6.1 GKF, in coordination with Elekta, at its cost and expense, shall prepare all plans, specifications and site planning criteria (collectively the “Site Planning Criteria”) required to prepare, construct and improve the Site for the installation, use and operation of the Equipment during the Term. The plans and specifications (i) shall be approved by Medical Center, which approval shall not be unreasonably withheld or delayed; (ii) shall comply in all respects with the Site Planning Criteria; and (iii) to the extent required by applicable law, shall be submitted to all state and federal agencies for their review and approval. GKF, at its cost and expense, in coordination with Medical Center, shall obtain all permits, certifications, approvals or authorizations required by applicable federal, state or local laws, rules or regulations necessary to prepare, construct and improve the Site as provided above.

6.2 GKF, at its cost and expense, shall de-install the Perfexion and prepare, construct and improve the Site as necessary for the installation, use and operation of the Esprit during the Term, including, without limitation, providing all temporary or permanent shielding required for the charging of the Equipment with the Cobalt supply and for its subsequent use, selecting and constructing a proper foundation for the Equipment and the temporary or permanent shielding, aligning the Site for the Equipment, and installing all electrical systems and other wiring required for the Equipment. In connection with the construction of the Site, Medical Center, at its cost and expense, shall select, purchase and install all radiation monitoring equipment, devices, safety circuits and radiation warning signs required at the Site in connection with the use and operation of the Equipment.

6.3 In addition to construction and improvement of the Site, GKF, at its cost and expense, shall be responsible for the installation of the Equipment at the Site, including the positioning of the Equipment on its foundation at the Site in compliance with the Site Planning Criteria.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

6.4 Medical Center Personnel and Services. Upon request and as reasonably required by GKF, Medical Center, at Medical Center’s cost and expense, shall provide GKF with Medical Center personnel (including Medical Center’s physicists) and services in connection with the Esprit Installation, among other things, to oversee, supervise and assist with construction, rigging, and compliance with local, state and federal regulatory requirements and with nuclear regulatory compliance issues and the calibration of the Equipment. Medical Center shall not be entitled to reimbursement for its personnel costs, internal costs or overhead in connection with the Esprit Installation. Notwithstanding anything to the contrary herein, GKF shall be responsible for any costs incurred in providing security in connection with the Esprit Installation. Also notwithstanding anything to the contrary set forth herein, the Esprit Installation shall be performed by GKF only after all necessary and appropriate licenses, permits, approvals, waivers, consents and authorizations, and the proper handling of the Cobalt-60 (collectively, the “Permits”), have been obtained by Medical Center.

6.5 During the Term, Medical Center, at its cost and expense, shall maintain the Site in a good working order, condition and repair, reasonable wear and tear expected.

6.6 Training. GKF, at its cost and expense, shall cover the Esprit training tuition costs for those Medical Center-credentialed Physicians and physicists who will be using the Esprit. All travel-related costs shall not be the responsibility of GKF.

6.7 Lender Documentation. GKF, in its sole discretion, may finance its portion of the Esprit Installation costs in which event, the terms and provisions set forth in Section 11 of the Lease (Ownership/Title) shall apply to the Equipment. In furtherance of the foregoing, and upon request by GKF, Medical Center shall execute and deliver a commercially reasonable form of subordination, attornment, non-disturbance or other documentation if such a document is reasonably requested by the third party financing company which holds a security interest in the Equipment.

6.8 Acceptance Tests. Upon receipt of Elekta’s report on the results of the Acceptance Tests (as defined in the LGK Agreement), Medical Center shall have seven (7) business days to review and validate the results of the Acceptance Tests to confirm that the Equipment meets the manufacturer’s specifications and documentation. If Medical Center fails to respond within such seven (7) business day period, Medical Center may request in writing a one-time seven (7) business days extension from GKF. If Medical Center fails to respond within such seven (7) business day period (as may be so extended), Medical Center shall be deemed to have validated and confirmed the results of the Acceptance Tests.

7.         Marketing Support. GKF shall coordinate its Gamma Knife marketing plan with Medical Center, which marketing plan shall be subject to the approval of Medical Center. Medical Center shall participate in meetings with GKF to jointly develop a marketing plan annually. The Medical Center, with the support of GKF, shall implement the Gamma Knife marketing plan based on the approved budget and timeline. GKF shall be solely responsible for up to $25,000 in year one of out-of-pocket marketing expenses paid to unrelated third parties that are included in the marketing plan budget. Any marketing efforts conducted independently by Medical Center shall be at Medical Center's expense, and subject to coordination with GKF. Notwithstanding the foregoing, Medical Center will not be obligated to pay for the marketing of or reimbursement to GKF for any marketing related expenses for the Gamma Knife but is not prohibited from doing so as long as Medical Center’s efforts are coordinated with GKF. Medical Center shall use its best efforts to market the Gamma Knife and to educate the public and the medical community as to the benefits of the Gamma Knife. GKF and Medical Center shall meet monthly to review the operating results of the Esprit program. In addition, Medical Center shall provide GKF on a weekly basis a schedule of treatments performed the previous week.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

8.         Per Procedure Payment. Effective upon the first procedure on the Esprit, the first paragraph of Section 7 of the Lease (as amended by Section 3 of Addendum five) shall be deleted in its entirety and replaced with the following:

“8. Per Procedure Payments. In consideration and as compensation to GKF for (i) the Lease of the Esprit by GKF to Medical Center pursuant to this Agreement; (ii) the de-installation of the Perfexion; (iii) the preparation by GKF of all the plans and specifications required to prepare, construct and improve the Site for the installation, use and operation of the Esprit; (iv) the preparation, construction and improvement of the Site as necessary for the installation, use and operation of the Esprit; (v) the installation by GKF of the Esprit at the Site; and (vi) the maintenance by GKF of the Esprit in a good working order, condition and repair; and (vii) GKF’s marketing support, on a monthly basis, Medical Center shall pay the “Lease Payment” to GKF for each “Procedure” that is performed by Medical Center or its representatives or affiliates, irrespective of whether the procedure is performed on the Equipment or using any other equipment or devices. As used herein, a “Procedure” means any treatment that involves stereotactic, external or up to and including five (5) fraction(s), conformal radiation, commonly called radiosurgery, that may include one or more isocenters during the patient treatment session, delivered to any site(s) superior to the foramen magnum. Medical Center shall schedule use of the Equipment at its sole discretion and shall be obligated to no minimum number of procedures. Commencing from and after the first Esprit procedure scheduled to occur during First Quarter 2026 (the “2026 Per Procedure Rate Adjustment Date”), Medical Center shall pay to GKF a per procedure payment equal to (i) $[****] ([****]) per procedure for procedures 1-100 performed in each year of the Agreement for the use of the Equipment, and (ii) $[****] ([****]) per procedure for procedures 101 and above during each year of the Agreement for the use of the Equipment. For purposes of the foregoing per procedure calculation, procedure counts are not cumulative and the procedure count reverts to zero (0) on the 2026 Per Procedure Rate Adjustment Date and on each anniversary date thereafter. Medical Center shall be billed on the fifteenth (15th) and the last day of each month for the actual number of procedures performed during the first and second half of the month, respectively. Medical Center shall pay the procedures invoiced within thirty (30) days after being invoiced. Interest shall begin to accrue at the rate of one and one-half percent ([****]%) per month on all invoices remaining unpaid after forty-five (45) days.”

9.	Alterations and Upgrades to Equipment.

9.1 Medical Center shall not make any modifications, alterations or additions to the Equipment (other than normal operating accessories or controls) without the prior written consent of GKF. Medical Center shall not, and shall not permit any person other than representatives of Elekta or any other person authorized by GKF to, effect any inspection, adjustment, preventative or remedial maintenance, or repair to the Equipment without the prior written consent of GKF. All modifications, alterations, additions, accessories or operating controls incorporated in or affixed to the Equipment (herein collectively called “additions” and included in the definition of “Equipment”) shall become the property of the GKF upon termination of this Agreement.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

9.2 Extension of Term of the Agreement. The Term of the Lease is hereby further extended for a period of one (1) year from the first 10 (ten) year Term, if a Cobalt-60 reload occurs in or around five and one-half years after the first procedure on the Esprit. GKF shall have sole responsibility for the Cobalt-60 reload costs. All references in the Agreement to the “Term” or “Initial Term” shall be deemed to refer to the Term, as extended hereby.

10.         Options to Extend Lease. As the end of the Lease Term, Medical Center shall have the option to either:

10.1 Extend the Term of this Lease for a specified period of time and upon such other terms and conditions as may be agreed upon by GKF and Medical Center;

10.2 Terminate this Lease as of the expiration of the Lease Term. Upon the expiration of the Lease Term and within a reasonable time thereafter, GKF, at its cost and expense, may enter upon the Site under Medical Center supervision and remove the Equipment.

10.3 Medical Center shall exercise one (1) of the two (2) options referred to above by giving an irrevocable written notice thereof to GKF at least one (1) year prior to the expiration of the Lease Term. Any such notice shall be sufficient if it states in substance that Medical Center elects to exercise its option and states which of the two (2) options referred to above Medical Center is exercising. If Medical Center fails to exercise the option granted herein at least one (1) year prior to the expiration of the Lease Term, the option shall lapse and this Agreement shall expire as of the end of the Lease Term. Further, if Medical Center exercises the option specified in Section 9.1 above and the parties are unable to mutually agree upon the length of the extension of the Lease Term or any other terms or conditions applicable to such extension prior to the expiration of the Lease Term, this Agreement shall expire as of the end of the Lease Term.

11.         Miscellaneous. This Amendment Six may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment Six. This Amendment Six constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter.

12.         Full Force and Effect. Except as amended by this Amendment Six, all of the terms and provisions of the Lease shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment Six and that of the Lease, the terms and provisions of this Amendment Six shall prevail and control.

CERTAIN IDENTIFIED INFORMATION, MARKED BY [****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Addendum Six effective as of the date first written above.

GKF: GK FINANCING, LLC By: /s/ Craig K. Tagawa Name: Craig K. Tagawa Title: Chief Executive Officer	Medical Center: OSF HEALTHCARE SYSTEM, owner and operator of Saint Francis Medical Center By: /s/ Sister Agnes Joseph Williams Name: Sister Agnes Joseph Williams Title: Chairperson